Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the following Registration Statements:

(1)                                  Registration Statements (Form S-3 No. 333-135662) of Virgin Media Finance PLC, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, and Virgin Media Investment Holdings Limited,

(2)                                  Registration Statement (Form S-8 No. 333-134523) of Virgin Media Inc. pertaining to the Virgin Media Inc. 2006 Stock Incentive Plan,

(3)                                  Registration Statement (Form S-8 No. 333-117262) of Virgin Media Inc. pertaining to the Virgin Media Inc. 2004 Stock Incentive Plan,

(4)                                  Registration Statement (Form S-8 No. 333-132213) pertaining to the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan,

(5)                                  Registration Statement (Form S-8 No. 333-132212) pertaining to the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan,

(6)                                  Registration Statement (Form S-3 No. 333-132209), and

(7)                                  Registration Statements (Form S-3 No. 333-125494) pertaining to Virgin Media Finance PLC, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, and Virgin Media Investment Holdings Limited

of our reports dated March 1, 2007, with respect to the consolidated financial statements and schedules of Virgin Media Inc., Virgin Media Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Virgin Media Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

London, England

March 1, 2007